UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2013

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Section 8 – Other Events

Item 8.01.                      Other Events

On June 12, 2013, Parke Bancorp, Inc. (the “Registrant”) completed the repurchase of the warrant to purchase shares of its common stock that it had issued to the United States Department of the Treasury (the “Treasury”) in connection with the TARP Capital Purchase Plan (the “Warrant”).  The Warrant, adjusted for stock dividends issued since the date of its initial issuance to the Treasury, represented to the right to purchase 438,906.44 shares of common stock at a per share exercise price of $5.556 (adjusted for stock dividends issued since the date of its initial issuance to the Treasury).  The Registrant repurchased the Warrant in the auction conducted by Treasury to sell the Warrant along with warrants of 16 other financial institutions.  The  Registrant repurchased the Warrant at a per share price of $3.76 or $1,650,288 in the aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.
Date: June 17, 2013	By:	/s/ Elizabeth Milavsky
Elizabeth Milavsky Executive Vice President (Duly Authorized Representative)